                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-60149, Registration No. 33-60147, Registration No. 33-24553, Registration No. 33-6150 and Registration Statement No. 33-44881 on Form S-8 of our report dated January 21, 1998 incorporated by reference in the Annual Report on Form 10-K of Church & Dwight Co., Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 26, 1998